Exhibit 23.3

[Letterhead of Simpson Thacher & Bartlett]

November 6, 2002

SEAGATE TECHNOLOGY HOLDINGS
P.O. Box 309GT,
Ugland House,
South Church Street,
George Town,
Grand Cayman,
Cayman Islands

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus included in the registration statement on Form S-1 filed by Seagate Technology Holdings with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Very truly yours,

/s/    Simpson Thacher & Bartlett

SIMPSON THACHER & BARTLETT